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                                                                       EXHIBIT 3

                FIRST AMENDMENT TO ASIAN ACQUISITION AGREEMENT

This FIRST AMENDMENT to the Asian Acquisition Agreement dated December 3rd, 1996 ("The Agreement"), is made this 30th day of September, 1997 by and between Bank of America National Trust & Savings Association, a national banking association ("BANK"), and BA Merchant Services Inc., a Delaware corporation ("BAMS").

The following Recitals are a material part of this FIRST AMENDMENT:

BANK and BAMS wish to amend The Asian Acquisition Agreement to conform The Agreement to the Asset Transfer Agreement executed by and among BANK, Bank of America NW, N.A. and BAMS dated December 3rd, 1996 and the Taiwan Acquisition Agreement between BANK and BAMS dated as of September 30 1997.

NOW, THEREFORE, in consideration of the premises, representations, warranties, mutual covenants and agreements set forth herein, and set forth in The Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BANK and BAMS hereby covenant and agree as follows:

1. Section 1.1(a) of The Agreement is hereby restated in its entirety to read as follows:

           (1)  RECEIVABLES. All accounts receivable, notes receivable, payments
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                by or on behalf of such Asian business, advances by or on behalf of such Asian business and outstanding at the closing;

2. Section 1.3 of The Agreement is amended to add a new subparagraph (a) and to renumber the subsequent paragraphs. The new subparagraph (a) will read as follows:

          (a) Drafts in transit outstanding as of the date hereof which are retained by the Bank;

3. Except as specifically amended herein the terms of The Agreement remain in full force and effect.


BANK OF AMERICA                               BA MERCHANT SERVICES, INC.
NATIONAL TRUST &
SAVINGS ASSOCIATION


By: /s/  BARRY L. PYLE                        By: /s/  JAMES M. WILLIAMS
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Date:  09/30/97                               Date:  09/30/97
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